                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A
                AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K


       PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       Date of Report (Date of earliest event reported): December 31, 1998

                        THE MONARCH MACHINE TOOL COMPANY

             (Exact name of Registrant as specified in its charter)

         Ohio                         1-1997                 34-4307810
(State or other jurisdiction of       (Commission           (IRS Employer
incorporation or organization)        File Number)           Identification No.)


   2600 Kettering Tower, Dayton, OH                             45423
(Address of principal executive offices)                      (Zip code)


                                  937-910-9300
               (Registrant's telephone number including area code)


                                 Not applicable
         (Former name and former address, if changed since last report)

                                    STATEMENT

MONARCH MACHINE TOOL COMPANY (the "Company") filed with the Commission a Current Report on Form 8-K on January 14, 1999. At Item 7 of such Report the Company indicated that it would file audited historical financial statements of the business acquired and pro-forma financial information on or before March 16, 1999. Set forth below is Item 7 of such Report amended to include the audited historical financial statements of the business acquired and pro-forma financial information.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

               (1)  Report of Independent Accountants

               (2) Consolidated Balance Sheets of GFG Corporation at December 31, 1998 and 1997

               (3) Consolidated Statements of Earnings of GFG Corporation for the years ended December 31, 1998 and 1997

               (4) Consolidated Statements of Changes in Shareholder's Equity of GFG Corporation for the years ended December 31, 1998 and 1997

               (5) Consolidated Statements of Cash Flows of GFG Corporation for the years ended December 31, 1998 and 1997

               (6)  Notes to Consolidated Financial Statements

          (b)  Pro-forma financial information (unaudited)

               (1) Pro-forma Condensed Consolidated Balance Sheet at December 31, 1998

               (2) Pro-forma Condensed Statement of Consolidated Earnings for the year ended December 31, 1998

               (3) Notes to the Pro-forma Condensed Consolidated Financial Information

                        REPORT OF INDEPENDENT ACCOUNTANTS


February 23, 1999

To the Board of Directors of
The Monarch Machine Tool Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of GFG Corporation and its subsidiaries at December 31, 1998 and 1997 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

GFG CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1998 AND 1997

                                                                 1998            1997
                                                           ------------    ------------
ASSETS
Cash                                                       $    315,504    $    693,203
Amounts due from Derlan                                            --         1,860,025
Accounts receivable, net of allowance for doubtful
  accounts of $101,000 and $77,000 in 1998 and 1997           3,756,709       4,936,787
Inventory                                                     1,526,861       3,781,773
Deferred income taxes                                           145,246         139,775
Other current assets                                            207,023         459,661
                                                           ------------    ------------
    Total current assets                                      5,951,343      11,871,224
Property and equipment, net                                     608,125         561,895
Goodwill, less accumulated amortization of
  $1,129,558 and $930,091 in 1998 and 1997                      864,735       1,064,202
Note receivable, officer                                           --           375,000
Deferred income taxes                                           388,660         824,883
Other assets                                                     10,000          10,000
                                                           ------------    ------------
    Total assets                                           $  7,822,863    $ 14,707,204
                                                           ============    ============

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Accounts payable                                           $  1,200,783    $  2,127,810
Accrued liabilities                                             963,544       1,611,002
Progress billings                                             1,465,829       2,926,147
                                                           ------------    ------------
    Total current liabilities                                 3,630,156       6,664,959

Deferred compensation                                              --         1,191,000
Note payable - Derlan Industries                                   --         7,500,000
                                                           ------------    ------------
    Total liabilities                                         3,630,156      15,355,959

Common stock; $1.00 par value; 56,000 shares authorized;
  1,500 shares issued and outstanding                             1,500           1,500
Additional paid-in capital                                    4,603,274            --
Retained earnings (deficit)                                    (392,367)       (630,555)
                                                           ------------    ------------
                                                              4,212,407        (629,055)
Less treasury stock                                              19,700          19,700
                                                           ------------    ------------
    Total shareholder's equity (deficit)                      4,192,707        (648,755)
                                                           ------------    ------------
    Total liabilities and shareholder's equity (deficit)   $  7,822,863    $ 14,707,204
                                                           ============    ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

GFG CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                    1998            1997
                                                ------------    ------------
Sales                                           $ 21,087,439    $ 21,588,290

Cost of sales                                     16,777,935      15,625,544
                                                ------------    ------------

    Gross margin                                   4,309,504       5,962,746

General and administrative expenses                3,138,337       3,174,310
                                                ------------    ------------

    Operating income                               1,171,167       2,788,436

Other (income) expense:
  Interest income                                   (220,900)       (185,537)
  Derlan management fee                              250,000         250,000
  Interest expense                                   900,000          71,000
  Other (income) expenses, net                       (37,003)        106,863
                                                ------------    ------------
                                                     892,097         242,326
                                                ------------    ------------

Income before income taxes                           279,070       2,546,110

Provision for income taxes                            40,882         997,616
                                                ------------    ------------

Net income                                      $    238,188    $  1,548,494
                                                ============    ============

Earnings per common share, basic and diluted    $        159    $      1,032
                                                ============    ============

Average shares outstanding, basic and diluted          1,500           1,500
                                                ------------    ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

GFG CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                        RETAINED
                                               COMMON    PAID-IN        EARNINGS       TREASURY
                                               STOCK     CAPITAL        (DEFICIT)        STOCK           TOTAL
                                             --------   -----------    -----------    -----------    -----------

Balance at December 31, 1996                 $  1,500   $         -    $ 4,770,951    $   (19,700)   $ 4,752,751
Net income                                                               1,548,494                     1,548,494

Dividends declared                                                      (6,950,000)                   (6,950,000)
                                             --------   -----------    -----------    -----------    -----------

Balance at December 31, 1997                    1,500           -         (630,555)       (19,700)      (648,755)

Net income                                                                 238,188                       238,188

Assumption of deferred compensation
  agreement, net of note receivable and                     598,000                                      598,000
  net of deferred taxes

Reduction of note payable to Derlan                       7,500,000                                    7,500,000

Reclassification of amount due
  from Derlan                                            (3,494,726)                                  (3,494,726)
                                             --------   -----------    -----------    -----------    -----------

Balance at December 31, 1998                 $  1,500   $ 4,603,274    $  (392,367)   $   (19,700)   $ 4,192,707
                                             ========   ===========    ===========    ===========    ===========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

GFG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                1998          1997
                                                           -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $   238,188    $ 1,548,494
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation                                               194,986        176,742
    Amortization                                               199,467        199,467
    Deferred income taxes                                       32,752         64,715
    Loss on disposal of fixed assets                             5,785         27,971
    Changes in assets and liabilities:
      Accounts receivable                                    1,180,078        498,532
      Inventory                                              2,254,912     (1,665,809)
      Other current assets                                     252,638       (499,936)
      Accounts payable                                        (927,027)        90,972
      Progress billings                                     (1,460,318)       594,503
      Accrued liabilities                                     (467,458)       918,693
                                                           -----------    -----------

        Net cash provided by operating activities            1,504,003      1,954,344
                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                              --            6,800
  Capital expenditures                                        (247,001)      (218,400)
                                                           -----------    -----------

        Net cash (used in) investing activities               (247,001)      (211,600)
                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in amounts due from Derlan                       (1,634,701)    (1,220,799)
                                                           -----------    -----------

        Net cash (used in) financing activities             (1,634,701)    (1,220,799)
                                                           -----------    -----------

Net (decrease) increase in cash                               (377,699)       521,945

Cash at beginning of period                                    693,203        171,258
                                                           -----------    -----------

Cash at end of period                                      $   315,504    $   693,203
                                                           ===========    ===========

Cash paid during the year for:
  Interest                                                 $   900,000    $    71,558
  Income taxes                                                 125,104        230,106


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

1.  DESCRIPTION OF BUSINESS

    On December 31, 1998, The Monarch Machine Tool Company (Monarch) purchased all of the outstanding capital stock of GFG Corporation (the Company), from Derlan Industries Inc. (Derlan). The Company designs and assembles roll coating and electrostatic oil application equipment used by steel and aluminum mills and mini-mills, ferrous and non-ferrous supply centers and end users of coiled material. The Company also designs and assembles metal strip processing equipment. Additionally, the Company has a sales and service facility in Surrey, England. All Company products are sold by direct company sales people and independent agents throughout the United States and the world. Approximately 56% and 47% of the Company's consolidated revenues in 1998 and 1997, respectively, were export sales from the United States, primarily to Asia.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The following is a summary of the significant accounting policies:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, GFG-Peabody, Ltd., a foreign sales and service company, and GFG International Corporation, a foreign sales corporation. All significant intercompany balances and transactions have been eliminated.

    CASH AND CASH EQUIVALENTS

    The Company handles its cash transactions primarily through one local financial institution. Cash equivalents include those obligations that are readily convertible to cash and have a stated maturity of three months or less.

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

    REVENUE RECOGNITION

    Revenue is recognized upon shipment of the product to the customer. Progress billings received on contracts are recorded as a liability until the revenue is recognized. Estimated losses on contracts are recorded when identified.

    INVENTORIES

    Inventories are valued at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) basis.

    PROPERTY AND EQUIPMENT

    Property and equipment is recorded at cost. Expenditures for additions and improvements are capitalized, and costs for repairs and maintenance are charged to operations as incurred. When assets are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is recognized. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

               Machinery and equipment              10 years
               Office furniture and equipment     5-10 years
               Transportation equipment              3 years

    Leasehold improvements are amortized over the life of the related lease.

    GOODWILL

    Goodwill is being amortized on the straight-line method over ten years. The carrying value of the goodwill is periodically reviewed if the facts and circumstances suggest that it may be impaired. If the review indicates that the goodwill will not be recoverable, as determined by the undiscounted cash flow method, the asset will be reduced to its estimated recoverable value.

    INCOME TAXES

    For the years ended December 31, 1998 and 1997, the Company was included in the consolidated Federal tax return with Derlan. For financial statement purposes, the tax provision is calculated as if the Company filed its own tax return. Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax basis of assets and liabilities.

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

    FOREIGN CURRENCY TRANSLATION

    The GFG-Peabody entity utilizes the local currency as the functional currency. Foreign currency assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Results of operations are translated at average exchange rates during the period for revenues and expenses. Gains and losses resulting from translation of assets and liabilities were immaterial during the periods presented.

    FINANCIAL INSTRUMENTS

    The carrying amount of the Company's financial instruments, which includes cash and cash equivalents, accounts receivable, accounts payable and Derlan related financing, approximates their fair market value at December 31, 1998 and 1997.

    EARNINGS PER SHARE

    Basic and diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period.

3.  RELATED PARTY TRANSACTIONS

    The Company participates in various cash management activities with Derlan. As such, the Company was allocated interest income of approximately $218,000 and $152,000 for the years ended December 31, 1998 and 1997, respectively. As a condition of the sale of the Company to Monarch, an amount of $3,494,726 due from Derlan at December 31, 1998 for the excess cash deposited with them was eliminated and recorded as a reduction of paid in capital.

    As of December 31, 1997, the Company had $7,500,000 outstanding under a note payable to Derlan. The repayment terms and interest rate was determined by Derlan. During 1998, monthly interest payments at a rate of 12% were paid to Derlan. As a condition of the sale of the Company to Monarch, this note payable was eliminated and recorded as a contribution to capital as of December 31, 1998.

    Company employees participate in various employee benefit programs of Derlan. In addition, the Company participates in various insurance programs of Derlan. During the year ended December 31, 1998 and 1997, Derlan charged the Company approximately $227,000 and $166,000, respectively, for the cost of these employee benefit and insurance programs. As of December 31, 1997, accrued expenses included $140,953 due to Derlan for insurance charges.

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

4.  ACCOUNTS RECEIVABLE

    Included in accounts receivable are approximately $1,124,000 and $3,544,000 of amounts unbilled as of December 31, 1998 and 1997, respectively. All unbilled amounts at December 31, 1998 are expected to be billed in 1999.

5.  INVENTORIES

    As of December 31, 1998 and 1997, inventories are comprised of the following:

                                              1998         1997
                                              ----         ----
          Raw materials and spare parts   $  706,276   $  717,647
          Work-in-process                    820,585    3,064,126
                                          ----------   ----------
                                          $1,526,861   $3,781,773
                                          ==========   ==========

6.  PROPERTY AND EQUIPMENT

    As of December 31, 1998 and 1997, property and equipment is comprised of the following:

                                                         1998       1997
                                                         ----       ----
          Furniture, fixtures and computer           $  900,974  $  943,626
            equipment
          Machinery and equipment                       136,696     132,030
          Leasehold improvements                        245,459     245,459
          Transportation equipment                       45,028      45,028
                                                     ----------  ----------
                                                      1,328,157   1,366,143
          Less accumulated depreciation                 720,032     804,248
                                                     ----------  ----------
                                                     $  608,125  $  561,895
                                                     ==========  ==========

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

7.  INCOME TAXES

    The income tax provision reflected in the consolidated financial statements is comprised of the following:

                                               1998                1997
                                               ----                ----
               Current:
                 Federal                     $127,327            $861,903
                 State                        (53,693)            200,428
               Deferred                       (32,752)            (64,715)
                                             --------            --------
                                             $ 40,882            $997,616
                                             ========            ========

    Differences between the U.S. statutory income tax rate and the effective income tax rate are as follows;

                                                 1998               1997
                                                 ----               ----
               Statutory U.S. income tax rate     34%                34%
               State income taxes                  3                  4
               Settlement of prior years' audit
                 issues                          (18)                 -
               Other, net                         (4)                 1
                                                 ---                ---
                                                  15%                39%
                                                 ===                ===

    During 1998, the Company settled an outstanding audit issue with the State of Wisconsin for an amount which was less than expected. As a result, included in the 1998 tax provision is a credit of approximately $70,000 for a reduction is the state tax liability.

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

    The components of deferred taxes included in the consolidated balance sheet are as follows:

                                                 1998           1997
                                                 ----           ----
     Deferred tax assets:
       Accounts receivable                  $    38,380    $    29,260
       Inventory                                109,023        129,291
       Deferred compensation                       --          452,580
       Goodwill                                 151,360        126,085
       Other intangibles                        255,103        281,961
                                            -----------    -----------
           Total deferred tax assets            553,866      1,019,177

     Deferred tax liabilities
       Property and equipment                   (17,803)       (25,201)
       Accrued expenses                          (2,157)       (29,318)
                                            -----------    -----------
           Total deferred tax liabilities       (19,960)       (54,519)

           Net deferred tax asset           $   533,906    $   964,658
                                            ===========    ===========

     Net current deferred tax asset         $   145,246    $   139,775
                                            ===========    ===========

     Net non-current deferred tax asset     $   388,660    $   824,883
                                            ===========    ===========

    Generally accepted accounting principles require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that a valuation allowance is not necessary as the deferred tax assets will be realized as a result of the utilization of deferred tax liabilities and the generation of future taxable income.

8.  BENEFIT PLANS

    The Company's employees participate in the Derlan Industries, Inc. 401(k) Retirement Plan (the Plan). The Plan covers all employees who have completed 12 months of continuous service and have attained age 21. Employees may contribute up to 15% of their salary to the Plan subject to limitations imposed by the Internal Revenue Service. The Company is allowed to make discretionary matching contributions as defined in the Plan and as approved by the Board of Directors. The Company currently matches 100% of the first 2% of employee's contributions and 50% of employee contributions up to the next 4%. Company matching contributions were approximately $100,000 and $67,000 for the years ended December 31, 1998 and 1997, respectively.

GFG CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

    In addition, Company employees participate in the Derlan Employee Share Purchase Plan (the Share Purchase Plan) which allows employees to contribute up to 5% of their salary to purchase shares of Derlan
    Industries Ltd stock. The Company is required to match 50% of the contribution. Company matching contributions were approximately $24,000 and $20,000 for the years ended December 31, 1998 and 1997, respectively.

    The Company has a deferred compensation incentive arrangement with an executive of the Company. Included in general and administrative expense is compensation expense of $180,000 for both 1998 and 1997 related to this agreement. In years prior to 1997, the Company loaned the executive $375,000 against this incentive arrangement. As a condition of the sale of the Company to Monarch, this obligation and the related note receivable were assumed by Derlan and, accordingly, the net liability and related deferred taxes were transferred to paid in capital as of December 31, 1998.

9.  OPERATING LEASES

    The Company currently leases its facility in Milwaukee, Wisconsin on a month to month basis. Rental expense for this facility was $203,394 in 1998 and 1997. Additionally, the Company has non-cancellable leases for various automobiles and its facility in Surrey, England. Rental expense under these agreements was approximately $45,000 and $50,000 in 1998 and 1997, respectively. Future minimum payments due under these non-cancellable agreements are as follows:

               1999      $36,000
               2000       29,000
               2001        6,000

10. CONTINGENCIES

    The Company is a defendant in various legal actions arising in the ordinary course of business. The Company believes that the ultimate liability, if any, resulting from these matters will not have a material effect on the Company's consolidated financial position or operating results.

PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
THE MONARCH MACHINE TOOL COMPANY (THE "COMPANY") AND SUBSIDIARIES
AND GFG CORP. AND SUBSIDIARIES ("GFG")

The pro-forma financial statements included herein reflect the effects of the Company's acquisition of 100% of the common stock of GFG from Derlan
Industries, Inc. The pro-forma condensed consolidated balance sheet for the Company reflects the acquisition as occurring at the close of business on December 31, 1998, including a pro-forma adjustment for projected acquisition related costs. The pro-forma condensed statement of consolidated earnings for the year ended December 31, 1998, for the Company and GFG are presented as if the acquisition had occurred on January 1, 1998. The pro-forma information is based on the historical financial statements of the Company and GFG, and gives effect to the acquisition under the purchase method of accounting, utilizing the assumptions and adjustments set-forth in the accompanying notes to the pro-forma condensed consolidated financial statements.

The pro-forma statements have been prepared by Company management based on the audited financial statements of the Company for the fiscal year ended
December 31, 1998, audited by PricewaterhouseCoopers LLP, and the audited historical financial data of GFG for the same period, also audited by PricewaterhouseCoopers LLP.

These pro-forma statements reflect adjustments directly related to the acquisition and do not include potential adjustments that may arise as a result of items to be settled with the seller as a consequence of the Stock Purchase Agreement. Therefore, these pro-forma condensed consolidated statements may not be indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro-forma financial statements should be read in conjunction with the audited financial statements and notes thereto of GFG, contained elsewhere herein, and the Company's audited financial statements and the notes thereto contained in its Form 10-K for the year ended December 31, 1997.

Monarch Machine Tool Co. and Subsidiaries
GFG Corp. and Subsidiaries
PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1998 (Dollars in thousands)

                                                      Monarch Machine          GFG           Pro-forma
                                                           Tool Co.           Corp.        Adjustments(1)       Pro-forma
                                                      ----------------    -------------    --------------     -------------
ASSETS

CURRENT ASSETS:
     Cash                                             $       1,417       $         316    $           0      $       1,733
     Accounts receivable                                     20,136               3,757                0             23,893
     Inventories                                              8,775               1,527              183  (a)        10,485
     Costs and estimated earnings in
         excess of billings on uncompleted
         contracts                                            3,275                   0                0              3,275
     Prepaid expenses and other current assets                  461                 207                0                668
     Deferred income taxes                                    1,791                 145              (62) (b)         1,874
                                                      -------------       -------------    -------------      -------------
                Current assets                               35,855               5,952              121             41,928

PROPERTY, PLANT, & EQUIPMENT                                 10,462                 608                0             11,070
PREPAID PENSION COSTS                                        19,051                   0                0             19,051
DEFERRED INCOME TAXES                                         1,242                 388                0              1,630
GOODWILL                                                         51                 865            9,332  (c)        10,248
OTHER ASSETS                                                  4,668                  10                0              4,678
                                                      -------------       -------------    -------------      -------------
                Total assets                          $      71,329       $       7,823    $       9,453      $      88,605
                                                      =============       =============    =============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
     Short term debt                                  $         500       $           0    $           0      $         500
     Accounts payable                                         7,729               1,201                0              8,930
     Accrued liabilities                                      9,723               2,429              149  (d)        12,301
     Billings in excess of costs and estimated
        earnings on uncompleted contracts                     5,517                   0                0              5,517
                                                      -------------       -------------    -------------      -------------

                Current liabilities                          23,469               3,630              149             27,248
                                                      -------------       -------------    -------------      -------------

LONG-TERM DEBT                                                3,000                   0           13,497  (e)        16,497
POSTRETIRE. & OTHER ACCRUED LIABILITIES                       2,206                   0                0              2,206

SHAREHOLDERS' EQUITY:
     Preferred stock                                             14                   0                0                 14
     Common stock                                             5,815                   2               (2) (f)         5,815
     Unearned compensation, restricted stock                    (37)                  0                0                (37)
     Additional paid-in capital                                   0               4,603           (4,603) (f)             0
     Retained earnings                                       37,042                (392)             392  (f)        37,042
     Accumulated other comprehensive income                    (180)                  0                0               (180)
                                                      -------------       -------------    -------------      -------------
                                                             42,654               4,213           (4,213)            42,654
     Less treasury stock                                          0                  20              (20) (f)             0
                                                      -------------       -------------    -------------      -------------
      Total shareholders' equity                             42,654               4,193           (4,193)            42,654
                                                      -------------       -------------    -------------      -------------

      Total liabilities and shareholders' equity      $      71,329       $       7,823    $       9,453      $      88,605
                                                      =============       =============    =============      =============



1- SEE NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MONARCH MACHINE TOOL CO. AND SUBSIDIARIES
GFG CORP. AND SUBSIDIARIES
PROFORMA CONDENSED STATEMENT OF CONSOLIDATED EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1998
(DOLLARS IN THOUSANDS)

                                              Monarch Machine       GFG         Pro-forma
                                                  Tool Co.         Corp.      Adjustments(1)      Pro-forma
                                               ------------    ------------    ------------      ------------
NET SALES                                      $     79,066    $     20,737    $          0      $     99,803

COST OF SALES                                        63,113          16,428             183  (g)       79,724
SELLING, GENERAL AND ADMINISTRATIVE                  12,625           3,138             (14) (h)       15,749
                                               ------------    ------------    ------------      ------------

     TOTAL COSTS AND OPERATING EXPENSES              75,738          19,566             169            95,473
                                               ------------    ------------    ------------      ------------

        OPERATING INCOME (LOSS)                       3,328           1,171            (169)            4,330

OTHER INCOME (EXPENSE):
     INTEREST EXPENSE, NET                             (207)           (679)           (266) (i)       (1,152)
     OTHER INCOME (EXPENSE), NET                         62            (213)            250  (j)           99
                                               ------------    ------------    ------------      ------------

                                                      3,183             279            (185)            3,277

INCOME TAX PROVISION (BENEFIT)                        1,100              41              62  (k)        1,203
                                               ------------    ------------    ------------      ------------

        NET INCOME (LOSS)                      $      2,083    $        238    $       (247)     $      2,074
                                               ============    ============    ============      ============


EARNINGS PER COMMON SHARE, BASIC AND DILUTED   $       0.55                                      $       0.55
                                               ============                                      ============

AVERAGE SHARES OUTSTANDING:
     BASIC                                        3,780,000                                         3,780,000
     DILUTED                                      3,780,000                                         3,780,000

1 - SEE NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THE MONARCH MACHINE TOOL COMPANY
NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)


Pro-Forma Adjustments:

1. The following reflects the purchase price, historical book value, and adjustments to book value for the acquisition of GFG on December 31, 1998.

         Purchase price:

             Cash to Derlan Industries Inc.                                             $  13,497
                                                                                        ---------

         Net debt incurred  (2.e.)                                                      $  13,497
                                                                                        =========

         Net assets acquired:

             Historical book value                                                      $   4,193

             Write-up of work-in-process inventory                                            183

             Record effect of deferred tax liability                                          (62)

             Record accrued expenses for cost of acquisition                                 (149)

             Write-off of existing goodwill                                                  (865)
                                                                                        ---------

             Adjusted book value                                                            3,300

             Excess purchase price allocated to goodwill                                   10,197
                                                                                        ---------

         Total                                                                          $  13,497
                                                                                        =========

2. The pro-forma balance sheet and statement of earnings have been adjusted to reflect:

               a.   The write-up of work-in-process inventory at 12/31/98.

               b. The impact of deferred income taxes on the write-up of work-in-process inventory.

               c. The recording of the excess of the purchase price over the estimated fair value of assets acquired (goodwill). (See note 1 also).

               d.   The accrual of $149 for acquisition related costs.

               e. Funds were borrowed under the Company's First Amendment to Second Amended and Restated Credit Agreement, dated December 29, 1998. (The First Amendment was previously filed as exhibit 4.1 to the 8-K).

THE MONARCH MACHINE TOOL COMPANY
NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)

               f.   The elimination of the GFG shareholder's equity.

               g. The adjustment to cost of sales during the pro-forma year 1998 is related to the write-up of work-in-process inventory and its subsequent charge ($183) to cost of sales as the inventory written-up is sold during the year.

               h. The adjustments to selling, general and administrative expense during 1998 are related to the impact of goodwill and the elimination of a deferred compensation plan of a GFG officer:


                                                                                          Year Ended
                                                                                            12/31/98
                                                                                          ----------
                    i.   Estimated incremental amortization expense relating to
                         the excess of purchase price resulting from the
                         acquisition (amortized over a 25 year life)                           $ 166

                    ii.  Elimination of the officer's deferred
                         compensation plan.                                                     (180)
                                                                                               -----
                         1998 Pro-forma adjustment                                             $ (14)
                                                                                               ======

             i. The borrowing of $13,497 for the acquisition was assumed to have occurred on January 1, 1998. The pro-forma adjustment to interest is based on a rate of 7.00% (estimated LIBOR base rate of 5.625% for the period plus 1.375%). The existing interest related to cash paid to Derlan Industries Inc. by GFG for interest expense on long-term debt to the parent. This long-term debt was assumed by Derlan Industries Inc. prior to the acquisition. The interest income being eliminated is related to the cash balance (assumed by Derlan Industries Inc. prior to the acquisition) that was allocated to GFG by Derlan Industries Inc.



THE MONARCH MACHINE TOOL COMPANY
NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS)



                                                                                            Year Ended
                                                                                             12/31/98



                           i.    Elimination of the existing interest expense                $   900

                           ii.   Elimination of the existing interest income                    (221)

                           iii.  New interest expense                                           (945)
                                                                                             -------
                                    1998 Pro-forma adjustment                                $  (266)
                                                                                             ========


          j. The adjustments to other income (expense) during 1998 consist of the elimination of the corporate fee of $250 paid by GFG to Derlan Industries Inc.

          k. Adjustments in the 1998 pro-forma year reflect the impact of taxes at an estimated rate of 38% on the pro-forma Profit and Loss adjustments. The tax expense during 1998 is the result of the created goodwill being permanently non-deductible.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        MONARCH MACHINE TOOL COMPANY


Date:  March 16, 1999                   By: /s/ Karl A. Frydryk
      ----------------                     --------------------
                                           KARL A. FRYDRYK
                                           Chief Financial Officer